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                                                                    EXHIBIT 23.2

                        CONSENT OF PRICE WATERHOUSE LLP
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Industries, Inc. of our report dated November 14, 1997 appearing on page 25 of the U.S. Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to us under the headings "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Morristown, New Jersey
February 26, 1998